Exhibit 99.1

Investor Relations Contact:
Erik Yohe
214-525-4634
eyohe@hilltop.com

Hilltop Holdings Inc. Announces Financial Results for First Quarter 2024

DALLAS — (BUSINESS WIRE) April 18, 2024 — Hilltop Holdings Inc. (NYSE: HTH) (“Hilltop”) today announced financial results for the first quarter of 2024. Hilltop produced income to common stockholders of $27.7 million, or $0.42 per diluted share, for the first quarter of 2024, compared to $25.8 million, or $0.40 per diluted share, for the first quarter of 2023. Hilltop’s financial results for the first quarter of 2024 included a decline in net interest income, partially offset by a reversal of credit losses due to an improved economic outlook within the banking segment, an increase in net revenues within certain of the broker-dealer segment’s business lines, and a decline in other mortgage production income, partially offset by an increase in net gains from sale of loans within the mortgage origination segment.

Hilltop also announced that its Board of Directors declared a quarterly cash dividend of $0.17 per common share payable on May 24, 2024, to all common stockholders of record as of the close of business on May 10, 2024. Additionally, during the first quarter of 2024, Hilltop paid $9.9 million to repurchase an aggregate of 320,042 shares of its common stock at an average price of $31.04 per share pursuant to the 2024 stock repurchase program. These shares were returned to the pool of authorized but unissued shares of common stock.

The impacts of economic headwinds that began in 2022, and continued into 2024, remain uncertain and will depend on developments outside of our control, including, among others, the timing and significance of further changes in U.S. treasury yields and mortgage interest rates, exposure to increasing funding costs, inflationary pressures associated with compensation, occupancy and software costs and labor market conditions, and international armed conflicts and their impact on supply chains.

Jeremy B. Ford, President and CEO of Hilltop, said, “Hilltop’s operating results for the first quarter of 2024 reflect a general continuation in market trends that were experienced throughout 2023. The elevated interest rate environment continues to impact our net interest margin primarily through increased borrowing costs. Additionally, a lack of housing inventory and pressured home buying affordability limited mortgage origination volumes. Despite these pressures, Hilltop’s robust liquidity position allowed for a return of high-cost deposits.

“During the quarter, PlainsCapital Bank produced an annualized return on average assets of 1.20% highlighting the steady earnings power of the franchise. HilltopSecurities delivered a pre-tax margin of 16% on net revenues of $117 million, primarily due to strong results from the structured finance and wealth management business lines. As previously mentioned, PrimeLending’s results remain challenged due to elevated mortgage rates and suboptimal housing inventory across the country. From a consolidated perspective, we will continue to protect our strong balance sheet position and aim to produce results that improve our tangible book value per share over time.”

First Quarter 2024 Highlights for Hilltop:

●	The reversal of credit losses was $2.9 million during the first quarter of 2024, compared to a provision for credit losses of $1.3 million in the fourth quarter of 2023 and a provision for credit losses of $2.3 million in the first quarter of 2023;
o	The reversal of credit losses during the first quarter of 2024 reflected a release in the allowance related to improvements to the U.S. economic outlook since the prior quarter, partially offset by increases in specific reserves within the banking segment.
●	For the first quarter of 2024, net gains from sale of loans and other mortgage production income and mortgage loan origination fees within the mortgage origination segment was $66.6 million, compared to $68.7 million in the first quarter of 2023, a 3.1% decrease;
o	Mortgage loan origination production volume was $1.7 billion during the first quarter of 2024, compared to $1.7 billion in the first quarter of 2023;
o	Net gains from mortgage loans sold to third parties increased to 221 basis points during the first quarter of 2024, compared to 189 basis points in the fourth quarter of 2023.

●	Hilltop’s consolidated annualized return on average assets and return on average stockholders’ equity for the first quarter of 2024 were 0.74% and 5.23%, respectively, compared to 0.69% and 5.12%, respectively, for the first quarter of 2023;
●	Hilltop’s book value per common share increased to $32.66 at March 31, 2024, compared to $32.58 at December 31, 2023;
●	Hilltop’s total assets were $16.2 billion and $16.5 billion at March 31, 2024 and December 31, 2023, respectively;
●	Loans[1], net of allowance for credit losses, were $7.6 billion at each of March 31, 2024 and December 31, 2023, respectively;
●	Non-accrual loans were $64.7 million, or 0.73% of total loans, at March 31, 2024, compared to $68.3 million, or 0.76% of total loans, at December 31, 2023;
o	Non-accrual loans at March 31, 2024 included a single non-owner occupied commercial real estate credit relationship within our hotel/motel portfolio industry subsector that was reclassified since the prior period from loans held for investment to loans held for sale.
●	Loans held for sale decreased by 10.8% from December 31, 2023 to $0.8 billion at March 31, 2024;
●	Total deposits were $10.9 billion and $11.1 billion at March 31, 2024 and December 31, 2023, respectively;
o	Total estimated uninsured deposits were $4.8 billion, or approximately 44% of total deposits, while estimated uninsured deposits, excluding collateralized deposits of $360.5 million, were $4.5 billion, or approximately 41% of total deposits, at March 31, 2024.
●	Hilltop maintained strong capital levels[2] with a Tier 1 Leverage Ratio[3] of 12.49% and a Common Equity Tier 1 Capital Ratio of 19.73% at March 31, 2024;
●	Hilltop’s consolidated net interest margin[4] decreased to 2.85% for the first quarter of 2024, compared to 2.96% in the fourth quarter of 2023;
●	For the first quarter of 2024, noninterest income was $181.6 million, compared to $162.5 million in the first quarter of 2023, an 11.8% increase;
●	For the first quarter of 2024, noninterest expense was $250.0 million, compared to $250.5 million in the first quarter of 2023, a 0.2% decrease; and
●	Hilltop’s effective tax rate was 22.5% during the first quarter of 2024, compared to 11.6% during the same period in 2023.
o	The effective tax rate for the first quarter of 2024 was higher than the applicable statutory rate primarily due to the impact of nondeductible expenses, nondeductible compensation expense and other permanent adjustments, partially offset by the discrete impact of restricted stock vesting during the quarter and investments in tax-exempt instruments.

1  “Loans” reflect loans held for investment excluding broker-dealer margin loans, net of allowance for credit losses, of $332.6 million and $344.1 million at March 31, 2024 and December 31, 2023, respectively.

2  Capital ratios reflect Hilltop’s decision to elect the transition option as issued by the federal banking regulatory agencies in March 2020 that permits banking institutions to mitigate the estimated cumulative regulatory capital effects from CECL over a five-year transitionary period through December 31, 2024.

3  Based on the end of period Tier 1 capital divided by total average assets during the quarter, excluding goodwill and intangible assets.

4  Net interest margin is defined as net interest income divided by average interest-earning assets.

Consolidated Financial and Other Information

Consolidated Balance Sheets	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's)	2024	2023	2023	2023	2023
Cash and due from banks	$1,710,066	$1,858,700	$1,513,747	$1,584,709	$1,764,081
Federal funds sold	650	650	3,650	650	743
Assets segregated for regulatory purposes	70,717	57,395	47,491	50,711	36,199
Securities purchased under agreements to resell	91,608	80,011	123,719	143,982	144,201
Securities:
Trading, at fair value	657,700	515,991	578,901	696,649	692,908
Available for sale, at fair value, net (1)	1,480,555	1,507,595	1,456,238	1,526,869	1,641,571
Held to maturity, at amortized cost, net (1)	790,550	812,677	825,079	847,437	862,280
Equity, at fair value	315	321	264	258	231
	2,929,120	2,836,584	2,860,482	3,071,213	3,196,990
Loans held for sale	842,324	943,846	1,058,806	1,333,044	1,040,138
Loans held for investment, net of unearned income	8,062,693	8,079,745	8,204,052	8,354,122	8,192,846
Allowance for credit losses	(104,231)	(111,413)	(110,822)	(109,306)	(97,354)
Loans held for investment, net	7,958,462	7,968,332	8,093,230	8,244,816	8,095,492

Broker-dealer and clearing organization receivables	1,473,561	1,573,931	1,460,352	1,474,177	1,560,246
Premises and equipment, net	165,557	168,856	172,097	176,574	180,132
Operating lease right-of-use assets	95,343	88,580	93,057	97,979	100,122
Mortgage servicing assets	95,591	96,662	104,951	95,101	103,314
Other assets	501,244	517,545	588,751	588,166	529,438
Goodwill	267,447	267,447	267,447	267,447	267,447
Other intangible assets, net	7,943	8,457	9,078	9,772	10,544
Total assets	$16,209,633	$16,466,996	$16,396,858	$17,138,341	$17,029,087

Deposits:
Noninterest-bearing	$3,028,543	$3,007,101	$3,200,247	$3,451,438	$3,807,878
Interest-bearing	7,855,553	8,056,091	7,902,850	7,712,739	7,289,269
Total deposits	10,884,096	11,063,192	11,103,097	11,164,177	11,097,147
Broker-dealer and clearing organization payables	1,436,462	1,430,734	1,368,064	1,306,646	1,383,317
Short-term borrowings	892,574	900,038	882,999	1,628,637	1,572,794
Securities sold, not yet purchased, at fair value	60,562	34,872	51,527	74,761	51,497
Notes payable	347,273	347,145	347,020	364,531	376,410
Operating lease liabilities	114,518	109,002	114,334	119,999	122,878
Other liabilities	314,718	431,684	422,955	389,336	341,246
Total liabilities	14,050,203	14,316,667	14,289,996	15,048,087	14,945,289

Common stock	653	652	652	651	650
Additional paid-in capital	1,049,831	1,054,662	1,052,867	1,050,191	1,044,774
Accumulated other comprehensive loss	(119,606)	(121,505)	(145,083)	(131,718)	(125,461)
Retained earnings	1,201,013	1,189,222	1,171,250	1,144,624	1,136,901
Deferred compensation employee stock trust, net	115	228	340	450	446
Employee stock trust	(142)	(292)	(446)	(599)	(599)
Total Hilltop stockholders' equity	2,131,864	2,122,967	2,079,580	2,063,599	2,056,711
Noncontrolling interests	27,566	27,362	27,282	26,655	27,087
Total stockholders' equity	2,159,430	2,150,329	2,106,862	2,090,254	2,083,798
Total liabilities & stockholders' equity	$16,209,633	$16,466,996	$16,396,858	$17,138,341	$17,029,087

(1)	At March 31, 2024, the amortized cost of the available for sale securities portfolio was $1,594,167, while the fair value of the held to maturity securities portfolio was $702,843.

	Three Months Ended
Consolidated Income Statements	March 31,	December 31,	September 30,	June 30,	March 31,
(in 000's, except per share data)	2024	2023	2023	2023	2023
Interest income:
Loans, including fees	$134,331	$138,096	$142,402	$138,397	$123,379
Securities borrowed	20,561	18,659	17,683	18,515	17,068
Securities:
Taxable	26,241	28,763	27,166	26,719	25,602
Tax-exempt	2,415	2,545	2,464	2,566	3,188
Other	26,066	28,704	27,040	27,229	22,190
Total interest income	209,614	216,767	216,755	213,426	191,427

Interest expense:
Deposits	69,144	68,339	64,290	54,726	35,824
Securities loaned	19,039	17,247	16,169	16,413	15,346
Short-term borrowings	11,588	13,495	14,212	17,706	12,444
Notes payable	3,590	3,596	4,026	3,973	3,853
Other	2,632	2,864	2,408	2,342	2,255
Total interest expense	105,993	105,541	101,105	95,160	69,722

Net interest income	103,621	111,226	115,650	118,266	121,705
Provision for (reversal of) credit losses	(2,871)	1,265	(40)	14,836	2,331
Net interest income after provision for (reversal of) credit losses	106,492	109,961	115,690	103,430	119,374

Noninterest income:
Net gains from sale of loans and other mortgage production income	40,197	36,387	47,262	48,535	39,966
Mortgage loan origination fees	26,438	32,844	41,478	41,440	28,777
Securities commissions and fees	35,557	33,002	28,044	29,606	31,223
Investment and securities advisory fees and commissions	30,226	35,780	39,662	32,037	26,848
Other	49,200	40,965	40,403	39,034	35,680
Total noninterest income	181,618	178,978	196,849	190,652	162,494

Noninterest expense:
Employees' compensation and benefits	165,830	160,390	173,195	176,908	167,817
Occupancy and equipment, net	21,912	21,524	21,912	23,025	22,865
Professional services	9,731	13,170	12,639	12,594	10,697
Other	52,550	55,761	52,271	54,450	49,091
Total noninterest expense	250,023	250,845	260,017	266,977	250,470

Income before income taxes	38,087	38,094	52,522	27,105	31,398
Income tax expense	8,565	7,132	13,211	7,167	3,630
Net income	29,522	30,962	39,311	19,938	27,768
Less: Net income attributable to noncontrolling interest	1,854	2,291	2,269	1,805	1,968
Income attributable to Hilltop	$27,668	$28,671	$37,042	$18,133	$25,800

Earnings per common share:
Basic	$0.42	$0.44	$0.57	$0.28	$0.40
Diluted	$0.42	$0.44	$0.57	$0.28	$0.40

Cash dividends declared per common share	$0.17	$0.16	$0.16	$0.16	$0.16

Weighted average shares outstanding:
Basic	65,200	65,136	65,106	65,025	64,901
Diluted	65,214	65,138	65,108	65,054	64,954

	Three Months Ended March 31, 2024
Segment Results			Mortgage		All Other and	Hilltop
(in 000's)	Banking	Broker-Dealer	Origination	Corporate	Eliminations	Consolidated
Net interest income (expense)	$91,606	$12,269	$(4,252)	$(3,103)	$7,101	$103,621
Provision for (reversal of) credit losses	(2,853)	(18)	—	—	—	(2,871)
Noninterest income	11,903	104,578	66,700	5,785	(7,348)	181,618
Noninterest expense	56,020	97,947	78,898	17,384	(226)	250,023
Income (loss) before taxes	$50,342	$18,918	$(16,450)	$(14,702)	$(21)	$38,087

	Three Months Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
Selected Financial Data	2024	2023	2023	2023	2023

Hilltop Consolidated:
Return on average stockholders' equity	5.23%	5.46%	7.11%	3.53%	5.12%
Return on average assets	0.74%	0.75%	0.94%	0.47%	0.69%
Net interest margin (1)	2.85%	2.96%	3.02%	3.03%	3.28%
Net interest margin (taxable equivalent) (2):
As reported	2.87%	2.98%	3.04%	3.03%	3.28%
Impact of purchase accounting	4 bps	4 bps	7 bps	9 bps	6 bps
Book value per common share ($)	32.66	32.58	31.91	31.71	31.63
Shares outstanding, end of period (000's)	65,267	65,153	65,170	65,071	65,023
Dividend payout ratio (3)	40.06%	36.35%	28.12%	57.37%	40.25%

Banking Segment:
Net interest margin (1)	3.00%	2.94%	3.08%	3.11%	3.40%
Net interest margin (taxable equivalent) (2):
As reported	3.00%	2.95%	3.09%	3.11%	3.41%
Impact of purchase accounting	5 bps	5 bps	8 bps	11 bps	7 bps
Accretion of discount on loans ($000's)	1,299	1,202	2,226	3,334	1,870
Net recoveries (charge-offs) ($000's)	(4,311)	(674)	1,556	(2,884)	(419)
Return on average assets	1.20%	1.12%	1.20%	0.89%	1.44%
Fee income ratio	11.5%	11.2%	10.5%	10.0%	9.6%
Efficiency ratio	54.1%	53.2%	51.4%	51.2%	48.4%
Employees' compensation and benefits ($000's)	32,389	29,420	30,641	30,603	32,681

Broker-Dealer Segment:
Net revenue ($000's) (4)	116,847	119,989	118,703	113,241	104,498
Employees' compensation and benefits ($000's)	69,457	68,746	69,930	65,290	62,429
Variable compensation expense ($000's)	35,274	39,435	39,929	34,798	30,821
Compensation as a % of net revenue	59.4%	57.3%	58.9%	57.7%	59.7%
Pre-tax margin (5)	16.2%	16.8%	18.2%	16.3%	12.8%

Mortgage Origination Segment:
Mortgage loan originations - volume ($000's):
Home purchases	1,548,941	1,698,009	2,091,444	2,301,007	1,607,330
Refinancings	127,545	117,018	152,257	150,643	125,423
Total mortgage loan originations - volume	1,676,486	1,815,027	2,243,701	2,451,650	1,732,753
Mortgage loan sales - volume ($000's)	1,749,857	1,874,001	2,395,357	2,115,706	1,661,521
Net gains from mortgage loan sales (basis points):
Loans sold to third parties	221	189	199	207	193
Impact of loans retained by banking segment	(5)	0	(1)	(6)	(7)
As reported	216	189	198	201	186
Mortgage servicing rights asset ($000's) (6)	95,591	96,662	104,951	95,101	103,314
Employees' compensation and benefits ($000's)	52,694	53,766	64,016	70,982	62,355
Variable compensation expense ($000's)	22,188	24,085	33,070	36,249	25,573

(1)	Net interest margin is defined as net interest income divided by average interest-earning assets.
(2)	Net interest margin (taxable equivalent), a non-GAAP measure, is defined as taxable equivalent net interest income divided by average interest-earning assets. Taxable equivalent adjustments are based on the applicable 21% federal income tax rate for all periods presented. The interest income earned on certain earning assets is completely or partially exempt from federal income tax. As such, these tax-exempt instruments typically yield lower returns than taxable investments. To provide more meaningful comparisons of net interest margins for all earning assets, we use net interest income on a taxable-equivalent basis in calculating net interest margin by increasing the interest income earned on tax-exempt assets to make it fully equivalent to interest income earned on taxable investments. The taxable equivalent adjustments to interest income for Hilltop (consolidated) were $0.6 million, $0.6 million, $0.6 million, $0.1 million and $0.1 million, respectively, for the periods presented and for the banking segment were $0.1 million, $0.2 million, $0.2 million, $0.2 million and $0.2 million, respectively, for the periods presented.
(3)	Dividend payout ratio is defined as cash dividends declared per common share divided by basic earnings per common share.
(4)	Net revenue is defined as the sum of total broker-dealer net interest income and total broker-dealer noninterest income.
(5)	Pre-tax margin is defined as income before income taxes divided by net revenue.
(6)	Reported on a consolidated basis and therefore does not include mortgage servicing rights assets related to loans serviced for the banking segment, which are eliminated in consolidation.

	March 31,	December 31,	September 30,	June 30,	March 31,
Capital Ratios	2024	2023	2023	2023	2023
Tier 1 capital (to average assets):
PlainsCapital	11.00%	10.55%	10.62%	10.28%	10.69%
Hilltop	12.49%	12.23%	11.92%	11.47%	11.82%
Common equity Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.87%	15.44%	15.31%	14.48%	14.97%
Hilltop	19.73%	19.32%	18.60%	17.61%	17.99%
Tier 1 capital (to risk-weighted assets):
PlainsCapital	15.87%	15.44%	15.31%	14.48%	14.97%
Hilltop	19.73%	19.32%	18.60%	17.61%	17.99%
Total capital (to risk-weighted assets):
PlainsCapital	17.06%	16.58%	16.45%	15.56%	15.94%
Hilltop	22.79%	22.34%	21.54%	20.41%	20.75%

	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets Portfolio Data	2024	2023	2023	2023	2023
Loans accounted for on a non-accrual basis ($000's):
Commercial real estate:
Non-owner occupied	$34,661	$36,440	$2,375	$2,456	$1,038
Owner occupied	4,846	5,098	4,964	1,096	935
Commercial and industrial	12,165	9,502	10,190	21,442	10,807
Construction and land development	698	3,480	760	593	199
1-4 family residential	12,363	13,801	13,202	13,360	14,387
Consumer	3	6	7	9	12
Broker-dealer	—	—	—	—	—
Non-accrual loans ($000's)	$64,736	$68,327	$31,498	$38,956	$27,378

Non-accrual loans as a % of total loans ($000's)	0.73%	0.76%	0.34%	0.40%	0.30%

Other real estate owned ($000's)	5,254	5,095	5,386	3,481	3,202

Other repossessed assets ($000's)	472	—	—	—	—

Non-performing assets ($000's)	70,462	73,422	36,884	42,437	30,580

Non-performing assets as a % of total assets ($000's)	0.43%	0.45%	0.22%	0.25%	0.18%

Loans past due 90 days or more and still accruing ($000's) (1)	112,799	115,090	106,346	130,036	114,523

(1)	Loans past due 90 days or more and still accruing were primarily comprised of loans held for sale and guaranteed by U.S. government agencies, including loans that are subject to repurchase, or have been repurchased, by PrimeLending.

	Three Months Ended March 31,
	2024			2023
	Average	Interest	Annualized	Average	Interest	Annualized
	Outstanding	Earned	Yield or	Outstanding	Earned	Yield or
Net Interest Margin (Taxable Equivalent) Details (1)	Balance	or Paid	Rate	Balance	or Paid	Rate
Assets
Interest-earning assets
Loans held for sale	$802,098	$11,655	5.81%	$815,393	$10,724	5.26%
Loans held for investment, gross (2)	7,835,647	122,676	6.28%	7,894,668	112,655	5.79%
Investment securities - taxable	2,619,081	26,241	4.01%	2,813,734	25,602	3.64%
Investment securities - non-taxable (3)	293,420	2,992	4.08%	412,543	3,286	3.19%
Federal funds sold and securities purchased under agreements to resell	94,108	1,631	6.95%	163,601	2,368	5.87%
Interest-bearing deposits in other financial institutions	1,458,784	19,245	5.29%	1,480,323	16,116	4.42%
Securities borrowed	1,442,870	20,561	5.64%	1,419,797	17,068	4.81%
Other	39,885	5,190	52.19%	63,219	3,706	23.77%
Interest-earning assets, gross (3)	14,585,893	210,191	5.78%	15,063,278	191,525	5.16%
Allowance for credit losses	(110,583)			(97,060)
Interest-earning assets, net	14,475,310			14,966,218
Noninterest-earning assets	1,522,337			1,336,908
Total assets	$15,997,647			$16,303,126

Liabilities and Stockholders' Equity
Interest-bearing liabilities
Interest-bearing deposits	$7,748,633	$69,144	3.58%	$7,239,556	$35,824	2.01%
Securities loaned	1,401,975	19,039	5.45%	1,323,857	15,346	4.70%
Notes payable and other borrowings	1,327,889	17,810	5.38%	1,490,075	18,552	5.05%
Total interest-bearing liabilities	10,478,497	105,993	4.06%	10,053,488	69,722	2.81%
Noninterest-bearing liabilities
Noninterest-bearing deposits	2,951,357			3,789,757
Other liabilities	420,355			390,107
Total liabilities	13,850,209			14,233,352
Stockholders’ equity	2,120,494			2,043,157
Noncontrolling interest	26,944			26,617
Total liabilities and stockholders' equity	$15,997,647			$16,303,126

Net interest income (3)		$104,198			$121,803
Net interest spread (3)			1.72%			2.35%
Net interest margin (3)			2.87%			3.28%

(1)	Information presented on a consolidated basis.
(2)	Average balance includes non-accrual loans.
(3)	Presented on a taxable-equivalent basis with annualized taxable equivalent adjustments based on the applicable 21% federal income tax rate for the periods presented. The adjustment to interest income was $0.6 million and $0.1 million for the three months ended March 31, 2024 and 2023, respectively.

Conference Call Information

Hilltop will host a live webcast and conference call at 8:00 AM Central (9:00 AM Eastern) on Friday, April 19, 2024. Hilltop President and CEO Jeremy B. Ford and Hilltop CFO William B. Furr will review first quarter 2024 financial results. Interested parties can access the conference call by dialing 800-579-2543 (North America) or 785-424-1789 (International) and then using the conference ID HH1Q24. The conference call also will be webcast simultaneously on Hilltop’s Investor Relations website (http://ir.hilltop.com).

About Hilltop

Hilltop Holdings is a Dallas-based financial holding company. Its primary line of business is to provide business and consumer banking services from offices located throughout Texas through PlainsCapital Bank. PlainsCapital Bank’s wholly owned subsidiary, PrimeLending, provides residential mortgage lending throughout the United States. Hilltop Holdings’ broker-dealer subsidiaries, Hilltop Securities Inc. and Momentum Independent Network Inc., provide a full complement of securities brokerage, institutional and investment banking services in addition to clearing services and retail financial advisory. At March 31, 2024, Hilltop employed approximately 3,740 people and operated approximately 325 locations in 48 states. Hilltop Holdings’ common stock is listed on the New York Stock Exchange under the symbol “HTH.” Find more information at Hilltop.com, PlainsCapital.com, PrimeLending.com and HilltopSecurities.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements anticipated in such statements. Forward-looking statements speak only as of the date they are made and, except as required by law, we do not assume any duty to update forward-looking statements. Such forward-looking statements include, but are not limited to, statements concerning such things as our plans, objectives, strategies, expectations, intentions and other statements that are not statements of historical fact, and may be identified by words such as “aim,” “anticipates,” “believes,” “building,” “continue,” “could,” “drive,” “estimates,” “expects,” “extent,” “focus,” “forecasts,” “goal,” “guidance,” “intends,” “may,” “might,” “outlook,” “plan,” “position,” “probable,” “progressing,” “projects,” “prudent,” “seeks,” “should,” “steady,” “target,” “view,” “will” or “would” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements: (i) the credit risks of lending activities, including our ability to estimate credit losses and the allowance for credit losses, as well as the effects of changes in the level of, and trends in, loan delinquencies and write-offs; (ii) effectiveness of our data security controls in the face of cyber attacks and any legal, reputational and financial risks following a cybersecurity incident; (iii) changes in general economic, market and business conditions in areas or markets where we compete, including changes in the price of crude oil; (iv) changes in the interest rate environment; (v) risks associated with concentration in real estate related loans and (vi) disruptions to the economy and financial services industry, and (vii) risks associated with uninsured deposits and responsive measures by federal or state governments or banking regulators, including increases in the cost of our deposit insurance assessments. For further discussion of such factors, see the risk factors described in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q and other reports that are filed with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement.

Source: Hilltop Holdings Inc.